UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15th, 2021

COMMUNITY REDEVELOPMENT INC.

(Exact name of registrant as specified in its charter)

Oklahoma	333-208814	85-2629422
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

20295 29th Place, #200,

Aventura, Fla. 33421

(Address of principal executive offices and Zip Code)

866 692-6847

(Registrant's telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

The company has determined to strengthen its corporate oversight and governance, and to this end has appointed several qualified candidates over the past week to its Board of Directors as well as its newly formed Audit Committee.

On June 15th, 2021, the Company appointed Mr. Joseph “Joe” Gibbons an Independent Board Member and to the Audit Committee.

On June 17th, 2021, the Company appointed Mr. Randy Avon as an Independent Board Member and to the Audit Committee.

On June 18th, 2021, the Company appointed its current Director and Chair Mr. Ronald Silver to the Audit Committee.

The Audit Committee, now sitting as a full standing Committee, shall assist the Board in providing oversight and monitoring of its internal controls, auditing processes, and financial reporting.

Mr. Joseph “Joe” Gibbons, 73, began his career at IBM in sales management, where he was awarded for the highest sales and business achievement nationwide. Mr. Gibbons left IBM to form his own business in retail and distribution of computer hardware and software where he was President and General Manager. He also worked for Ackerman LLP, a leading US lawfirm as Public Policy Advisor. Mr. Gibbons is also known for his strong commitment to social issues, being elected City Commissioner of Hallandale Beach, the Broward County Planning Council, as well as to the Florida House of Representatives; where he was Chair of the Legislative Black Caucus, as well as Chair of the National Black Caucus Committee on Energy, Transportation and Environment. Mr. Gibbons is nationally recognized for his achievements, being appointed to the White House Conference on Small Business, and having made front cover of Nation’s Business Magazine, as well as being named the SBA’s “Small Businessperson of the Year” as well as “Entrepreneur of the Year” by Chivas Regal. Mr. Gibbons received his BS from Calvin College in 1970, and Master’s Degree in Public Administration from John Jay College of Criminal Justice in 1974.

Randy Avon, 79, currently serves as the CEO of Asian Pacific Development Corp., a multi-national business development and investment company where he has overseen more than $22 Billion in global infrastructure projects in 17 separate countries. Mr. Avon is also well known for his social activism, having served in the Florida Legislature, former President & CEO of four World Trade Centers, Chair of OAS and has been a US delegate to the past four Summits of the Americas, recipient of the Global Leaders Award and recipient of the US State Department’s McKeithan Award for Outstanding International Achievements in the Private Sector, as well as being named one of South Florida’s “100 most powerful international leaders” by CEO magazine. Mr. Avon holds a BS in Business Administration from University of Florida, 1962.

Ronald Silver, 77, Ronald “Ron” Silver is an attorney and Consultant with an extensive track record in the government-private development arena. Ron was formerly Senator in the Florida state house, where he served as Majority Leader, Chair of the Dade County Legislative Delegation, Chair of the Southern Legislative Conference for the Council of state governments, and Member of the Dade and Broward County Legislative delegations. Mr. Silver studied at the University of Miami, obtaining his BA in Finance in 1965, and his Juris Doctor in 1968.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Board of Director’s Resolution Appointing Joe Gibbons
10.2	Board of Director’s Resolution Appointing Randy Avon
10.3	Board of Director’s Resolution Appointing Ron Silver

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 21st, 2021	COMMUNITY REDEVELOPMENT CORP.

	By:	/s/ Charles Arnold
	Name:	Charles Arnold
	Title:	Chief Executive Officer

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